Exhibit 99.1

Segment Realignment

Fiserv, Inc. (the “Company”) is effecting changes in its business designed to further enhance operational performance in the delivery of its integrated portfolio of products and solutions to its financial institution clients. As a result, the Company expects to realign its reportable segments to correspond with these organizational changes (the “Segment Realignment”), which the Company expects to be completed effective for the quarter ending March 31, 2024. As a result of the Segment Realignment, the Company is realigning its existing three reportable segments to form two new reportable segments, which are expected to be Merchant Solutions and Financial Solutions. The Company continues to allocate resources and assess performance based on the current reportable segment structure.

Supplemental Revenue Information

The Company is providing the segment revenue information set forth in the attached schedules to enhance its shareholders’ ability to evaluate the Company’s historical revenue information under the Segment Realignment. The purpose of the attached schedules is to recalculate certain non-GAAP revenue measures of the Company’s historical revenue under the Segment Realignment for each of the quarters in 2022, the first three quarters of 2023, and the full year 2022. The schedules have been prepared by making certain adjustments to the Company’s historical revenue information determined in accordance with generally accepted accounting principles (“GAAP”). The adjustments are discussed in the notes to the schedules. The schedules also include the historical organic revenue and organic revenue growth rates by expected segment.

Use of Non-GAAP Financial Measures

The Company is supplementing its historical reporting of revenue determined in accordance with GAAP with the following non-GAAP measures: “adjusted revenue,” “adjusted revenue growth,” “organic revenue” and “organic revenue growth.” Management believes these metrics are useful because they present revenue growth, excluding the impact of foreign currency fluctuations, acquisitions, dispositions and the Company’s postage reimbursements, and including deferred revenue purchase accounting adjustments. The corresponding reconciliations of these non-GAAP revenue measures to the most comparable GAAP revenue measures are included in the attached schedules. These non-GAAP revenue measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue determined in accordance with GAAP.

	Historical Quarter-to-date Revenue Information
	(In millions, unaudited)
	Three Months Ended March 31,			Three Months Ended June 30,			Three Months Ended September 30,			Three Months Ended December 31,
	2023	2022	Growth	2023	2022	Growth	2023	2022	Growth	2022
Total Company
Revenue	$4,547	$4,138	10%	$4,756	$4,450	7%	$4,873	$4,518	8%	$4,631
Postage reimbursements	(322)	(280)		(298)	(259)		(307)	(290)		(320)
Deferred revenue purchase accounting adjustments	6	7		5	6		5	6		6

Adjusted revenue	$4,231	$3,865	9%	$4,463	$4,197	6%	$4,571	$4,234	8%	$4,317

Currency impact	109	—		124	—		160	—
Acquisition adjustments	(17)	—		(15)	—		(17)	—
Divestiture adjustments	(6)	(39)		(7)	(28)		(5)	(35)

Organic revenue [2]	$4,317	$3,826	13%	$4,565	$4,169	10%	$4,709	$4,199	12%

Merchant Solutions
Revenue [1]	$1,996	$1,798	11%	$2,206	$2,041	8%	$2,259	$2,029	11%	$2,015

Currency impact	86	—		109	—		152	—
Acquisition adjustments	(14)	—		(15)	—		(17)	—
Divestiture adjustments	—	(23)		—	(12)		—	(12)

Organic revenue [2]	$2,068	$1,775	16%	$2,300	$2,029	13%	$2,394	$2,017	19%

Financial Solutions
Revenue	$2,223	$2,054	8%	$2,245	$2,144	5%	$2,302	$2,193	5%	$2,290
Deferred revenue purchase accounting adjustments	6	7		5	6		5	6		6

Adjusted revenue	$2,229	$2,061	8%	$2,250	$2,150	5%	$2,307	$2,199	5%	$2,296

Currency impact	23	—		15	—		8	—
Acquisition adjustments	(3)	—		—	—		—	—
Divestiture adjustments	—	(10)		—	(10)		—	(17)

Organic revenue [2]	$2,249	$2,051	10%	$2,265	$2,140	6%	$2,315	$2,182	6%

Corporate and Other
Revenue	$328	$286		$305	$265		$312	$296		$326
Postage reimbursements	(322)	(280)		(298)	(259)		(307)	(290)		(320)

Adjusted revenue	$6	$6		$7	$6		$5	$6		$6

Divestiture adjustments	(6)	(6)		(7)	(6)		(5)	(6)

Organic revenue	$—	$—		$—	$—		$—	$—

[1]	For all periods presented, there were no adjustments to the GAAP revenue presented and thus the adjusted revenue is equal to the GAAP revenue presented.
[2]

Organic revenue growth is measured as the change in adjusted revenue for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions and dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to dispositions. Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

	Historical Year-to-date Revenue Information
	(In millions, unaudited)
	Three Months Ended March 31,			Six Months Ended June 30,			Nine Months Ended September 30,			Year Ended December 31,
	2023	2022	Growth	2023	2022	Growth	2023	2022	Growth	2022
Total Company
Revenue	$4,547	$4,138	10%	$9,303	$8,588	8%	$14,176	$13,106	8%	$17,737
Postage reimbursements	(322)	(280)		(620)	(539)		(927)	(829)		(1,149)
Deferred revenue purchase accounting adjustments	6	7		11	13		16	19		25

Adjusted revenue	$4,231	$3,865	9%	$8,694	$8,062	8%	$13,265	$12,296	8%	$16,613

Currency impact	109	—		233	—		393	—
Acquisition adjustments	(17)	—		(32)	—		(49)	—
Divestiture adjustments	(6)	(39)		(13)	(67)		(18)	(102)

Organic revenue [2]	$4,317	$3,826	13%	$8,882	$7,995	11%	$13,591	$12,194	11%

Merchant Solutions
Revenue [1]	$1,996	$1,798	11%	$4,202	$3,839	9%	$6,461	$5,868	10%	$7,883

Currency impact	86	—		195	—		347	—
Acquisition adjustments	(14)	—		(29)	—		(46)	—
Divestiture adjustments	—	(23)		—	(35)		—	(47)

Organic revenue [2]	$2,068	$1,775	16%	$4,368	$3,804	15%	$6,762	$5,821	16%

Financial Solutions
Revenue	$2,223	$2,054	8%	$4,468	$4,198	6%	$6,770	$6,391	6%	$8,681
Deferred revenue purchase accounting adjustments	6	7		11	13		16	19		25

Adjusted revenue	$2,229	$2,061	8%	$4,479	$4,211	6%	$6,786	$6,410	6%	$8,706

Currency impact	23	—		38	—		46	—
Acquisition adjustments	(3)	—		(3)	—		(3)	—
Divestiture adjustments	—	(10)		—	(20)		—	(37)

Organic revenue [2]	$2,249	$2,051	10%	$4,514	$4,191	8%	$6,829	$6,373	7%

Corporate and Other
Revenue	$328	$286		$633	$551		$945	$847		$1,173
Postage reimbursements	(322)	(280)		(620)	(539)		(927)	(829)		(1,149)

Adjusted revenue	$6	$6		$13	$12		$18	$18		$24

Divestiture adjustments	(6)	(6)		(13)	(12)		(18)	(18)

Organic revenue	$—	$—		$—	$—		$—	$—

[1]	For all periods presented, there were no adjustments to the GAAP revenue presented and thus the adjusted revenue is equal to the GAAP revenue presented.
[2]

Organic revenue growth is measured as the change in adjusted revenue for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions and dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to dispositions. Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

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